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                                                                    EXHIBIT 11.1

                               REMEDY CORPORATION

                           COMPUTATION OF NET INCOME
                     PER COMMON AND COMMON EQUIVALENT SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                           THREE MONTHS ENDED
                                                                                MARCH 31,
                                                                           -------------------
                                                                            1996        1995
                                                                           -------     -------
PRIMARY
  Weighted average number of common shares outstanding...................   12,950       5,744
  Convertible preferred shares, as if converted..........................       --       3,775
  Incremental common shares attributable to shares issuable
     under employee stock plans..........................................    1,843       2,205
                                                                           -------     -------
          Total shares...................................................   14,793      11,724
                                                                           =======     =======
Net income:
  Amount.................................................................  $ 2,267     $   802
                                                                           =======     =======
  Per share..............................................................  $  0.15     $  0.07
                                                                           =======     =======
FULLY DILUTED
  Weighted average number of common shares outstanding...................   12,950       5,744
  Convertible preferred shares, as if converted..........................       --       3,775
  Incremental common shares attributable to shares issuable
     under employee stock plans..........................................    1,949       2,278
                                                                           -------     -------
          Total shares...................................................   14,899      11,797
                                                                           =======     =======
Net income:
  Amount.................................................................  $ 2,267     $   802
                                                                           =======     =======
  Per share..............................................................  $  0.15     $  0.07
                                                                           =======     =======
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